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                                                                   EXHIBIT 10.56



SERAGEN, INC. HAS OMITTED FROM THIS EXHIBIT 10.56 PORTIONS OF THE AGREEMENT FOR WHICH SERAGEN, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE INDICATED "[ ]" AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                AMENDMENT TO SALES AND DISTRIBUTION AGREEMENT


         This Amendment is entered into effective as of the 28th day of May, 1996 by and between Eli Lilly and Company, an Indiana corporation ("Lilly"), and Seragen, Inc., a Delaware corporation ("Seragen").

                                  RECITALS

A. Lilly and Seragen are parties to a Sales and Distribution Agreement dated as of August 3, 1994 (as amended to date, the "Distribution Agreement").

B. Pursuant to the Distribution Agreement, Lilly has paid to Seragen five million dollars ($5,000,000), which, in accordance with the Distribution Agreement is to be repaid to Lilly via a credit against Bulk Sales Price due Seragen by Lilly under the Distribution Agreement.

C. Lilly and Seragen desire to amend the Distribution Agreement in certain respects relating to Seragen's obligation to repay this five million dollar ($5,000,000) advance.

                                  AGREEMENT

         The parties for good and valuable consideration, the receipt of which is hereby acknowledged, agree as follows.

1. Section 2.2 of the Distribution Agreement is hereby amended to read in its entirety as follows:

                  "Upon execution of this agreement, the Stock Purchase Agreement and the Development Agreement, Lilly will pay to Seragen five million dollars ($5,000,000). Commencing with the first purchase of Bulk Material for Commercial Sale, Seragen shall pay to Lilly (or the
         Lilly affiliate purchasing Bulk Material) [                  ] for
         purchases of Bulk Material, including without limitation Bulk Material incorporating DAB389IL2, EGF, IL4, IL6, or any other Fusion Toxin.
         This royalty shall be payable until Lilly and its affiliates purchasing Bulk Material have received in the aggregate royalties totaling five million dollars ($5,000,000), except that

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         Seragen five million dollars ($5,000,000). Commencing with the first purchase of Bulk Material for Commercial Sale, Seragen shall pay to
         Lilly (or the Lilly affiliate purchasing Bulk Material) [            ]
         for purchases of Bulk Material, including without limitation Bulk Material incorporating DAB389IL2, IL4, IL6, or any other Fusion Toxin. This royalty shall be payable until Lilly and its affiliates purchasing Bulk Material have received in the aggregate royalties totaling five million dollars ($5,000,000), except that

         the [                                                                ]
         in any twelve (12) month period. Any royalty not paid because of the above limitation shall be carried forward be and paid in the next succeeding year subject to the limitation on the amount payable for that year. This $5,000,000 payment is non-refundable and in the event of no commercial sales, no refund or future commitment with respect to this payment is due to Lilly."

2. Capitalized terms used but not defined herein shall have the meanings set forth in the Distribution Agreement.

3. All other terms and conditions of the Distribution Agreement shall remain unchanged and in full force and effect.

         WITNESS WHEREOF, Seragen and Lilly have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

ELI LILLY AND COMPANY                              SERAGEN, INC.


/s/ August M. Watanabe, M.D.                       /s/ Thomas N. Konatich
- ----------------------------                       ------------------------
August M. Watanabe, M.D.                           Thomas N. Konatich
Executive Vice President                           Vice President for Finance
Science and Technology                             Chief Financial Officer